Exhibit 15

May 7, 2013

Securities and Exchange Commission
100 F. Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2013 on our review of interim financial information of Unit Corporation for the three month period ended March 31, 2013 and 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-173884-02); Form S-4 (File No. 333-184917); and Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605 and 333-181922).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma